UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

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23andMe Holding Co.

(Exact name of Registrant as Specified in Its Charter)

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Delaware	001-39587	87-1240344
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 938-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On August 8, 2023, 23andMe Holding Co. (the “Company”) issued a press release announcing its financial results for the first fiscal quarter ended June 30, 2023. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition” (including the exhibit thereto) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

The website address set forth in this report is included as an inactive textual reference only. The information contained on the website referenced herein is not incorporated into this Current Report on Form 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities

On August 8, 2023, the Chief Executive Officer of 23andMe Holdings, Inc. (“23andMe” or the “Company”) approved a reduction in force involving approximately 71 employees primarily in the Company’s Therapeutics segment, representing approximately 11% of the Company’s workforce and 47% of our Therapeutics segment. The reduction in force is intended to restructure and strategically align the Therapeutics workforce with the Company’s current strategy.

The Company expects to complete the reduction plan substantially during the second quarter of its fiscal year ending March 31, 2024 (“fiscal 2024”), with certain affected employees retained through a transition period.

The Company expects to recognize restructuring charges in connection with the workforce reduction plan with respect to severance payments, benefits continuation, and stock compensation charges associated with the modification of certain stock options and restricted stock units (“equity compensation charges”). Severance and benefit continuation charges are estimated to be approximately $3 million and are expected to be recognized primarily in the second quarter of fiscal 2024, with the majority of such charges anticipated to be paid in cash during the same quarter. Equity compensation charges are expected to be approximately $0.8 million and are expected to be recognized primarily in the second quarter of fiscal 2024, and will not result in any cash expenditures. The Company expects the organizational change, when fully implemented, will reduce current annualized payroll and benefit expenses by approximately $15.5 million.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. Retirement of Chief Therapeutics Officer

On August 2, 2023 (the “Notice Date”), Dr. Kenneth Hillan, Chief Therapeutics Officer of 23andMe Holding Co. (the “Company”), notified the Company of his decision to retire (the “Retirement”). In connection with such notice, Dr. Hillan stepped down from his position and ceased to serve as the Company’s Chief Therapeutics Officer, effective as of August 8, 2023. Dr. Hillan will continue to be employed by the Company through and until his retirement on February 8, 2024 (the “Retirement Date”) or such earlier date as determined by the Board (the “Transition Period”), during which time Dr. Hillan will assist in the transition of his responsibilities and duties. Dr. Hillan’s employment, including his compensation, will continue on the same terms and conditions as were in effect prior to the Notice Date; provided, however, in connection with the Retirement and in light of his services during the Transition Period, Dr. Hillan’s stock options shall continue to be exercisable, to the extent vested as of the Retirement Date, until the earlier of February 8, 2026 and the original ten-year expiration date for such vested stock options.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	23andMe Holding Co. Press Release, dated August 8, 2023

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

23ANDME HOLDING CO.

Date:	August 8, 2023	By:	/s/ Joseph Selsavage
Name: Joseph Selsavage Interim Chief Financial and Accounting Officer